                                                                    EXHIBIT 3.31

                    AMENDED BUSINESS CERTIFICATE FOR PARTNERS

         The undersigned do hereby certify that they are conducting or transacting business as members of a partnership and that a certificate of doing business under the name or designation of

                       New York Organic Fertilizer Company

for the conduct of business at Tiffany Street and East River, with a present business address of 1108 Oak Point Avenue, Bronx, New York 10474 in Bronx County, State of New York was filed in the office of the County Clerk, Bronx County, State of New York, on the 11th day of January, 1991, under the index number N-6123 and an amended business certificate was filed on November 15, 1991, in the office of said County Clerk under index number N-6272 and an amended business certificate was filed on September 24, 1997 under index number 17492, and do hereby further certify that the full names of all the persons conducting or transacting such partnership including the full names of all the partners with the principal office of each such person, are as follows:

NAME                                 PRINCIPAL OFFICE
----                                 ----------------
NYOFCO Holdings Inc.                 1800 Bering, Suite 1000
                                     Houston, Texas 77057

Synagro-WWT, Inc.                    1800 Bering, Suite 1000
                                     Houston, Texas 77057

         WE DO FURTHER CERTIFY THAT Wheelabrator Water Technologies Inc., the person or persons heretofore using such name or names to carry on or transact business, changed its name to Synagro-WWT, Inc.

         IN WITNESS WHEREOF, we have this 10th day of April, 2002 made and signed this certificate.

                                     NYOFCO Holdings Inc.

                                     By: /s/ Alvin L. Thomas II
                                         ---------------------------------------
                                         Alvin L. Thomas II, Vice President

                                     Synagro-WWT, Inc. f/k/a Wheelabrator Water
                                     Technologies Inc.

                                     By: /s/ Alvin L. Thomas II
                                         ---------------------------------------
                                         Alvin L. Thomas II, Vice President

STATE OF TEXAS    )
                  )        ss.
COUNTY OF HARRIS  )


         On the 10th day of April in the year 2002 before me personally came Alvin Thomas II to me known, who, being by me duly sworn, did depose and say that he resides in 2342 Quenby, Houston, TX 77005; that he is the Vice President of NYOFCO Holdings Inc., the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said corporation.

[/s/ Notary Public]
-------------------------------
     Notary Public
                      [Stamp]




STATE OF TEXAS    )
                  )        ss.
COUNTY OF HARRIS  )


         On the 10th day of April in the year 2002 before me personally came Alvin Thomas II to me known, who, being by me duly sworn, did depose and say that he resides in 2342 Quenby, Houston, TX 77005; that he is the Vice President of Synagro-WWT, Inc., the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said corporation.

[/s/ Notary Public]
-------------------------------
     Notary Public
                      [Stamp]